Strategic Environmental & Energy Resources, Inc. 8-K

Exhibit 99.1

January 30, 2014

Strategic Environmental & Energy Resources Strengthens Management Team with Appointment of Michael J. Readey as Executive Vice President

DENVER, CO -- Strategic Environmental & Energy Resources, Inc. (SEER) (OTC: SENR), a leading provider of products and services to the renewable energy, waste management and natural resource industries, today announced the appointment of Michael J. Readey as Executive Vice President. Former Executive Vice President John Jenkins relinquished this position in order to focus on his role as President of SEER’s MV Technologies unit.

Readey brings to SEER more than 25 years of experience in technology development, product engineering, business development and management in both Fortune 500 and entrepreneurial settings. At SEER he will focus extensively on advancement of the Company’s technology divisions, specifically its emissions control and hazardous waste destruction products and systems, as well as strategic planning to help SEER prioritize and capitalize on its many growth opportunities.

“We are delighted that Michael is joining our executive management team at such a prosperous time in the Company’s evolution,” said John Combs, Chairman and CEO. “Michael will immediately strengthen our ability to execute on existing growth opportunities and accelerate commercialization and market penetration of new technologies.”

“I am thrilled to be joining SEER and believe my skill set dovetails perfectly with the Company’s solutions portfolio and business strategy,” said Readey. “I look forward to helping SEER increase the pace and scope of its product development and marketing initiatives. We are focused on continued growth of our core business while at the same time introducing new, cutting edge technologies that have the potential to dramatically change the way hazardous waste is managed in this country. Our challenge is to balance these opportunities in a way that benefits our stockholders, customers and the communities in which we operate.”

Readey spent 13 years with Caterpillar, Inc., where he held positions of increasing responsibility. At CAT he led several major corporate initiatives, including launch of the Company’s emission control business, management of long-term product strategy to meet increasingly stringent EPA regulations, and development of advanced materials and processes for the Company’s operating units.

More recently Readey served as President and CEO of AeriNOx Inc., a supplier of emission control systems to the North American stationary engine, gas turbine and industrial process markets. AeriNOx was established in 2011 as a joint venture between DCL International (Toronto, Canada) and H+H Umwelt & Industrietechnik (Hargesheim, Germany). Readey directed the Company’s launch efforts, and subsequently led sales and marketing initiatives while overseeing executive administrative functions.

Ready holds a Ph.D. in Materials Science and Engineering from Case Western Reserve University, BS and MS degrees in Ceramic Engineering from Ohio State University, and Business Management Certificates from Bradley and Northwestern Universities. He is a frequent speaker at international forums on the subjects of emissions control, materials and manufacturing technologies.

About Strategic Environmental & Energy Resources, Inc.

Strategic Environmental & Energy Resources, Inc. is a leading provider of products and services to the, renewable energy, oil and gas E&P, refining, and waste management industries. The Company has three wholly-owned operating subsidiaries: REGS, LLC, Tactical Cleaning Company, MV Technologies, LLC; and a majority-owned subsidiary, Paragon Waste Solutions, LLC.

For more information about the Company visit: www.seer-corp.com

Safe Harbor Statement

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates," and other terms with similar meaning.  Specifically, statements about demand for, and effectiveness of, the Company's products and services are forward looking statements.  Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. Statements in the press release regarding the impact and ability of the Company’s products to handle the future needs of customers, and the Company’s plans to expand its core business and introduce new technologies, are forward-looking statements. The information contained in such statements is beyond the ability of the Company to control, and in many cases the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

Contacts:

J. John Combs III

Chief Executive Officer

303-295-6297

Jay Pfeiffer

Pfeiffer High Investor Relations, Inc.

jay@pfeifferhigh.com

303-393-7044